UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2018

VolitionRx Limited

(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

(Address of principal executive offices and Zip Code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01Entry Into A Material Definitive Agreement.

On March 9, 2018, VolitionRx Limited (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., acting on its own behalf and as representative of the several underwriters named therein (the “Underwriters”), in connection with the public offering, issuance and sale by the Company of 3,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at the public offering price of $2.40 per share, less underwriting discounts and commissions of 6.0% (the “Offering”).  Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to 525,000 additional shares of the Company’s common stock to cover overallotments, if any, at the public offering price, less underwriting discounts and commissions.

The Shares will be issued pursuant to an effective registration statement on Form S-3 (File No. 333-206781), which became effective on September 18, 2015, the base prospectus contained therein, and a related prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”).

The Offering is expected to close on or about March 13, 2018, subject to the satisfaction of customary closing conditions. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties, lock-up and termination provisions.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties in connection with the execution of the Underwriting Agreement.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stradling Yocca Carlson & Rauth, P.C., counsel to the Company, has issued an opinion to the Company, dated March 9, 2018, regarding the validity of the shares of common stock to be issued and sold in the Offering.  A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01Other Events.

On March 8, 2018 and March 9, 2018, respectively, the Company issued press releases announcing the Offering and the pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 9, 2018, between the Company and Oppenheimer & Co. Inc., as representative of the several Underwriters named therein.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).
99.1	Press Release of VolitionRx Limited issued March 8, 2018.
99.2	Press Release of VolitionRx Limited issued March 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 9, 2018VolitionRx Limited

By:  /s/ Cameron Reynolds

Cameron Reynolds

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 9, 2018, between the Company and Oppenheimer & Co. Inc., as representative of the several Underwriters named therein.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).
99.1	Press Release of VolitionRx Limited issued March 8, 2018.
99.2	Press Release of VolitionRx Limited issued March 9, 2018.